Exhibit 99.1

BioSpecifics Technologies Corp. Announces 2010
Annual Meeting Date and Proposal to Increase the
Number of Authorized Shares of Common Stock

LYNBROOK, NY – March 25, 2010 - BioSpecifics Technologies Corp. (NASDAQ: BSTC, the "Company"), a biopharmaceutical company developing first in class collagenase-based products, today announced that the Company's Board of Directors has scheduled its Annual Meeting of Stockholders ("Meeting") to be held on Thursday, June 17, 2010 at 11:00 a.m. Eastern Daylight Time in New York City. Stockholders of record as of the close of business on April 19, 2010 will be entitled to vote at the Meeting.

One of the matters to be voted upon by the Stockholders at the Meeting is a proposal by the Company's Board of Directors to amend the Company’s certificate of incorporation, as amended, to increase the number of authorized shares of the Company's common stock from 10,000,000 to 20,000,000. Subject to the approval of the Stockholders, the amendment will result in the Company having sufficient authorized share capital to effectuate a two-for-one forward stock split in the form of a dividend. As a result of the forward stock split, Stockholders will receive one additional share of the Company's common stock for each share of the Company's common stock held by such Stockholder as of a yet to be determined forward stock split record date. The Company plans on announcing the forward stock split record date promptly after receiving Stockholder approval of the amendment at the Meeting. After the two-for-one forward stock split, the number of options that could be granted under the 2001 Stock Option Plan will be 538,196.

"We believe that the proposed forward stock split will be favorable for our Stockholders by increasing liquidity and improving trading volume in BioSpecifics' common stock," commented Thomas L. Wegman, President of BioSpecifics. "With the commercial launch of XIAFLEX in Dupuytren's contracture we believe that 2010 will be an inflection point for the Company and our Stockholders".

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for eleven clinical indications, three of which include: Dupuytren's contracture, Peyronie's disease, and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium has announced the approval of XIAFLEX™ by the FDA in the U.S. for the treatment of Dupuytren's contracture. XIAFLEX is now available by prescription in the U.S. for this indication. Pfizer, Inc. is responsible for marketing XIAFLEX in Europe. More information about the Company may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the Company's strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words "believes", "expects", "anticipates", "plans", "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the ability of its partner Auxilium to achieve a successful launch of XIAFLEX™ for Dupuytren's contracture in the United States, obtain regulatory approval of XIAFLEX™ in the United States for Peyronie's disease and the ability of Pfizer to obtain regulatory approval of XIAFLEX™ in its territory for Dupuytren's contracture and Peyronie's disease, which will determine the amount of milestone, royalty and sublicense income payments it may receive; the amount of earn out payments it may receive from DFB Biotech, Inc. and its affiliates; whether Auxilium exercises its option under the Company's license and development agreement for additional indications; the potential benefits of its existing license and development agreements; its estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the Company's Form 10-K for the year ended December 31, 2009 filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com